Exhibit 99.1

Travelport

Performance and Innovation

-Fourth Quarter and Full Year 2013 Results-

Atlanta, GA, February 27, 2014 — Travelport Limited, a leading distribution services and e-commerce provider for the global travel industry, today announces its financial results for the fourth quarter and full year ended December 31, 2013.

Commenting on developments, Gordon Wilson, President and CEO of Travelport, said:

“I am delighted to report a successful growth year for Travelport, with key financial performance metrics up 5% with positive innovation and traction across all aspects of the business. We maintain forward momentum in transforming our core air business and growing our Beyond Air initiatives of payments, hospitality and advertising. I am also pleased to note that this momentum has continued into the early part of the current year.”

Highlights

•	5% growth in Net Revenue and 5% growth in Adjusted EBITDA for the full year*

•	New airline merchandising platform attracting low cost airline participation and wider network carrier content

•	Double digit growth in Beyond Air initiatives — including advertising, hospitality and payments

•	Deployed new Point of Sale upgrades to over 75% of our targeted customer base

•	First Quarter 2014 developments include:

•	New long-term agreement with Orbitz Worldwide

•	Renewed and extended British Airways, Iberia, Iberia Express and easyJet contracts

•	Deleveraging debt-for-equity exchange of $135 million, further improving our capital structure

*	Excluding the loss of the Master Services Agreement (“MSA”) with United Airlines

Financial Highlights

Fourth Quarter 2013

(in $ millions)	Q4 2013	Q4 2012	$ Change	% Change
Net Revenue	480	457	23	5
Operating Income (Loss)	26	(17)	43		*
EBITDA	80	41	39	95
Adjusted EBITDA	109	103	6	4

*	Not meaningful

Travelport’s Net Revenue of $480 million for the fourth quarter of 2013 was $23 million (5%) higher than the fourth quarter of 2012, and Adjusted EBITDA of $109 million was $6 million (4%) higher than the fourth quarter of 2012.

Travelport RevPas increased 2% to $5.58.

Full Year 2013

					Excluding MSA
(in $ millions)	2013	2012	$ Change	% Change	$ Change	% Change
Net Revenue	2,076	2,002	74	4	101	5
Operating Income	208	138	70	51	91	78
EBITDA	414	365	49	13	70	20
Adjusted EBITDA	517	517	—	—	23	5

Travelport’s Net Revenue of $2,076 million for the full year 2013 was $74 million (4%) higher than 2012 and Adjusted EBITDA of $517 million was flat compared to the full year 2012.

The MSA with United Airlines contributed approximately $27 million to Net Revenue, $21 million to each of Operating Income and EBITDA and $23 million to Adjusted EBITDA on a year to date basis for 2012. Excluding the impact of the MSA, Net Revenue increased $101 million (5%), and Adjusted EBITDA increased $23 million (5%) compared to 2012. The MSA only impacted the comparison of the results of operations for six months of the year in 2013 compared to 2012.

Travelport RevPas increased 4% to $5.49.

Interest costs of $342 million for the full year 2013 were $52 million higher than 2012 due to higher interest rates on our debt as a result of the debt refinancings we completed in April and June 2013.

Travelport’s net debt was $3,340 million as of December 31, 2013, which comprised debt of $3,573 million less $154 million in cash and cash equivalents and less $79 million of cash held as collateral.

Travelport generated $100 million in net cash from operating activities for the full year 2013 compared to $181 million for 2012. The decrease is primarily a result of increased interest payments, increased customer loyalty payments and changes in operating working capital.

To further strengthen our capital structure, Travelport Worldwide Limited, our ultimate parent company, entered into separate, individually negotiated private exchange agreements with Morgan Stanley, certain funds and accounts managed by AllianceBernstein L.P. and certain funds and accounts managed by P. Schoenfeld Asset Management LP to exchange $135 million of our subordinated debt at par into common stock, par value $0.0002 (the “Common Shares”), of Travelport Worldwide at a value of $1.55 per Common Share. An aggregate of approximately 87 million Common Shares will be issued in the exchanges, which brings our fully diluted shares outstanding to approximately 928 million.

In connection with the refinancing of our first lien credit agreement in June 2013, we amended our definition of Adjusted EBITDA to exclude the amortization of customer loyalty payments. As a result, we have revised our reported Adjusted EBITDA for all periods presented to exclude the amortization of customer loyalty payments. Adjusted EBITDA now excludes the amortization of customer loyalty payments of $18 million and $14 million for the quarters ended December 31, 2013 and 2012, respectively, and $63 million and $62 million for the full year 2013 and 2012, respectively.

Conference Call

The Company’s fourth quarter and full year 2013 earnings conference call will be held on February 27, 2014 beginning at 2:00 p.m. (EST). Details for this conference call as well as the earnings presentation are available through the Investor Center section of the Company’s website (www.travelport.com/investors/Financial-Calendar), where pre-registration for the call is required.

A recording of the call will be made available within 24 hours in the Financial/Operating Data section of the Investor Centre on the Company’s website.

About Travelport

Travelport Limited is a leading distribution services and e-commerce provider for the global travel industry.

With a presence in over 170 countries, over 3,500 employees and 2013 net revenue of more than $2.0 billion, Travelport is comprised of the global distribution system (GDS) business, which includes the Galileo and Worldspan brands and its Airline IT Solutions business and a majority joint venture in virtual payments business, eNett.

Headquartered in Atlanta, Georgia, Travelport is a privately-owned company.

Investor Contact

Julian Walker

Head of Corporate Communications and Investor Relations

+44 (0)1753 288 210

julian.walker@travelport.com

Media Contacts

Kate Aldridge

Senior Director, Corporate Communications, EMEA and APAC

+44 (0)1753 328 8720

kate.aldridge@travelport.com

Jill Brenner

Senior Director, Corporate Communications, Americas

+1 (973) 753 3110

jill.brenner@travelport.com

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” that involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: the impact that our outstanding indebtedness may have on the way we operate our business; factors affecting the level of travel activity, particularly air travel volume, including security concerns, general economic conditions, natural disasters and other disruptions; general economic and business conditions in the markets in which we operate, including fluctuations in currencies and the economic conditions in the eurozone; pricing, regulatory and other trends in the travel industry; our ability to obtain travel supplier inventory from travel suppliers, such as airlines, hotels, car rental companies, cruise lines and other travel suppliers; our ability to develop and deliver products and services that are valuable to travel agencies and travel suppliers and generate new revenue streams; risks associated with doing business in multiple countries and in multiple currencies; maintenance and protection of our information technology and intellectual property; the impact on supplier capacity and inventory resulting from consolidation of the airline industry; financing plans and access to adequate capital on favorable terms; our ability to achieve expected cost savings from our efforts to improve operational efficiency; our ability to maintain existing relationships with travel agencies and to enter into new relationships on acceptable financial and other terms; and our ability to grow adjacencies, such as our controlling interest in eNett. Other unknown or unpredictable factors could also have material adverse effects on our performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Except to the extent required by applicable securities laws, the Company undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (“SEC”) rules. As required by SEC rules, important information regarding such measures is contained below.

TRAVELPORT LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in $ millions)	Three Months Ended December 31, 2013	Three Months Ended December 31, 2012	Year Ended December 31, 2013	Year Ended December 31, 2012
Net Revenue	480	457	2,076	2,002

Costs and expenses
Cost of revenue	294	272	1,266	1,191
Selling, general and administrative	106	144	396	446
Depreciation and amortization	54	58	206	227

Total costs and expenses	454	474	1,868	1,864

Operating income (loss)	26	(17)	208	138
Interest expense, net	(85)	(75)	(342)	(290)
(Loss) gain on early extinguishment of debt	—	—	(49)	6

Loss from continuing operations before income taxes and equity in earnings (losses) of investment in Orbitz Worldwide	(59)	(92)	(183)	(146)
Benefit from (provision for) income taxes	4	1	(20)	(23)
Equity in earnings (losses) of investment in Orbitz Worldwide	2	(80)	10	(74)

Net loss from continuing operations	(53)	(171)	(193)	(243)
Gain from disposal of discontinued operations, net of tax	4	7	4	7

Net loss	(49)	(164)	(189)	(236)
Net income attributable to non-controlling interest in subsidiaries	(1)	—	(3)	—

Net loss attributable to the Company	(50)	(164)	(192)	(236)

TRAVELPORT LIMITED

CONSOLIDATED BALANCE SHEETS

(in $ millions)	December 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	154	110
Accounts receivable (net of allowances for doubtful accounts of $13 and $16)	177	150
Deferred income taxes	1	2
Other current assets	134	170

Total current assets	466	432
Property and equipment, net	428	416
Goodwill	986	986
Trademarks and tradenames	314	314
Other intangible assets, net	671	717
Cash held as collateral	79	137
Investment in Orbitz Worldwide	19	—
Non-current deferred income taxes	5	6
Other non-current assets	120	150

Total assets	3,088	3,158

Liabilities and equity
Current liabilities:
Accounts payable	72	74
Accrued expenses and other current liabilities	540	537
Deferred income taxes	24	38
Current portion of long-term debt	45	38

Total current liabilities	681	687
Long-term debt	3,528	3,392
Deferred income taxes	18	7
Other non-current liabilities	172	274

Total liabilities	4,399	4,360

Commitments and contingencies
Shareholders’ equity:
Common shares ($1.00 par value; 12,000 shares authorized; 12,000 shares issued and outstanding)	—	—
Additional paid in capital	691	718
Accumulated deficit	(1,939)	(1,747)
Accumulated other comprehensive loss	(82)	(189)

Total shareholders’ equity (deficit)	(1,330)	(1,218)
Equity attributable to non-controlling interest in subsidiaries	19	16

Total equity (deficit)	(1,311)	(1,202)

Total liabilities and equity	3,088	3,158

TRAVELPORT LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in $ millions)	Year ended December 31, 2013	Year ended December 31, 2012
Operating activities
Net loss	(189)	(236)
Income from discontinued operations (including gain from disposal), net of tax	(4)	(7)

Net loss from continuing operations	(193)	(243)
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities of continuing operations:
Depreciation and amortization	206	227
Amortization of customer loyalty payments	63	62
Amortization of debt finance costs	24	37
Non-cash accrual of repayment fee and amortization of debt discount	7	—
Loss (gain) on early extinguishment of debt	49	(6)
Payment-in-kind interest	22	14
Gain on interest rate derivative instruments	(3)	(1)
Loss on foreign exchange derivative instruments	1	—
Equity in (earnings) losses of investment in Orbitz Worldwide	(10)	74
Equity-based compensation	6	2
Deferred income taxes	(1)	4
Customer loyalty payments	(78)	(47)
Defined benefit pension plan funding	(3)	(27)
FASA liability	—	(7)
Changes in assets and liabilities:
Accounts receivable	(27)	22
Other current assets	5	(3)
Accounts payable, accrued expenses and other current liabilities	5	37
Other	27	36

Net cash provided by operating activities	100	181

Investing activities
Property and equipment additions	(107)	(92)
Proceeds from sale of assets held for sale	17	—
Other	(6)	3

Net cash used in investing activities	(96)	(89)

Financing activities
Proceeds from new term loans	2,169	170
Proceeds from revolver borrowings	73	80
Repayment of term loans	(1,667)	(165)
Repayment of revolver borrowings	(93)	(95)
Repurchase of Senior Notes	(413)	(20)
Repayment of capital lease obligations	(20)	(16)
Debt finance costs	(55)	(20)
Release of cash provided as collateral	137	—
Cash provided as collateral	(79)	—
Payments on settlement of foreign exchange derivative contracts	(8)	(51)
Proceeds from settlement of foreign exchange derivative contracts	4	9
Distribution to a parent company	(6)	—
Other	(2)	2

Net cash provided by (used in) financing activities	40	(106)

Net increase (decrease) in cash and cash equivalents	44	(14)
Cash and cash equivalents at beginning of year	110	124

Cash and cash equivalents at end of year	154	110

Supplemental disclosure of cash flow information
Interest payments	273	232
Income tax payments, net	29	16
Non-cash capital lease additions	32	63
Non-cash capital distribution to a parent company	25	—
Exchange of Second Priority Secured Notes for Tranche 2 Loans	229	—
Exchange of Senior Notes due 2014 and 2016 for new Senior Notes due 2016	591	—

TRAVELPORT LIMITED

NON-GAAP MEASURES

(in $ millions)

Reconciliation of Travelport Adjusted EBITDA to Operating Income (Loss)

	Three Months Ended December 31,
	2013	2012

Travelport Adjusted EBITDA	109	103
Less adjustments:
Amortization of customer loyalty payments	(18)	(14)
Corporate costs	(3)	(10)
Equity-based compensation	(2)	—
Litigation and related costs	—	(28)
Other – non cash	(6)	(10)

Total Adjustments	(29)	(62)

EBITDA	80	41
Less: Depreciation and amortization	(54)	(58)

Operating income (loss)	26	(17)

Reconciliation of Travelport Adjusted EBITDA to Operating Income

	Year Ended December 31,
	2013	2012

Travelport Adjusted EBITDA	517	517
Less adjustments:
Amortization of customer loyalty payments	(63)	(62)
Corporate costs	(7)	(19)
Equity-based compensation	(6)	(2)
Litigation and related costs	(12)	(53)
Other – non cash	(15)	(16)

Total Adjustments	(103)	(152)

EBITDA	414	365
Less: Depreciation and amortization	(206)	(227)

Operating income	208	138

Reconciliation of Travelport Adjusted EBITDA to Net Cash Provided by Operating Activities and Unlevered Free Cash Flow

	Year Ended December 31,
	2013	2012
Travelport Adjusted EBITDA	517	517
Less:
Interest payments	(273)	(232)
Tax payments	(29)	(16)
Changes in operating working capital	13	57
Customer loyalty payments	(78)	(47)
Defined benefit pension plan funding	(3)	(27)
Other adjusting items(*)	(47)	(71)

Net cash provided by operating activities	100	181
Add back interest paid	273	232
Less: Capital expenditures on property and equipment additions	(107)	(92)
Less: Repayment of capital lease obligations	(20)	(16)

Unlevered free cash flow	246	305

(*)	Other adjusting items relate to payments for costs included within operating income, but excluded from Travelport Adjusted EBITDA. These include (i) $24 million and $20 million of corporate costs payments during the years ended December 31, 2013 and 2012, respectively, (ii) $23 million and $28 million of litigation and related costs payments for the years ended December 31, 2013 and 2012, respectively, (iii) a $15 million payment related to a historical dispute related to a now terminated arrangement with a former distributor in the Middle East during the year ended December 31, 2012, and (iv) $1 million of restructuring related payments made during the year ended December 31, 2012.

TRAVELPORT LIMITED

OPERATING STATISTICS AND DEFINITIONS

(unaudited)

	Three Months Ended December 31,
	2013	2012	Change	% Change
Segments (in millions)
Americas	38	37	1	3
Europe	20	19	1	5
Asia Pacific	13	12	1	8
Middle East and Africa	9	9	—	—

Total Segments	80	77	3	4

RevPas	$5.58	$5.47	$0.11	2.0%

	Year Ended December 31,				Excluding MSA
	2013	2012	Change	% Change	Change	% Change
Segments (in millions)
Americas	170	172	(2)	(1)	—	—
Europe	85	82	3	4	3	4
Asia Pacific	56	54	2	4	2	4
Middle East and Africa	39	39	—	—	—	—

Total Segments	350	347	3	1	5	2

RevPas	$5.49	$5.28	$0.21	4.0%

Definitions:

RevPas: Revenue per Segment is transaction processing revenue divided by the number of reported segments.

Customer Loyalty Payments: development advance payments that are made with the objective of increasing the number of clients or improving customer loyalty with travel agents or travel providers. The amortization of such payments is excluded from Adjusted EBITDA under the terms of our senior secured credit agreement and our second lien credit agreement.

Unlevered free cash flow: is a non-GAAP measure and may not be comparable to similarly named measures used by other companies. Unlevered free cash flow is defined as net cash provided by (used in) operating activities adjusted to exclude cash interest payments and include capital expenditures and capital lease repayments. We believe unlevered free cash flow provides management and investors with a more complete understanding of the underlying liquidity of the core operating businesses and its ability to meet current and future financing and investing needs.

Travelport EBITDA: is a non-GAAP financial measure and may not be comparable to similarly named measures used by other companies. Travelport EBITDA is defined as operating income (loss) plus depreciation and amortization expense.

Travelport Adjusted EBITDA: is a non-GAAP financial measure and may not be comparable to similarly named measures used by other companies. We believe this measure provides management with a more complete understanding of the underlying results and trends and an enhanced overall understanding of our financial liquidity and prospects for the future. Adjusted EBITDA is the primary metric for measuring our business results, forecasting and determining future capital investment allocations and is used by the Board of Directors to determine incentive compensation for future periods. Capital expenditures, which impact depreciation and amortization, customer loyalty payments, interest expense and income tax expense, are reviewed separately by management. Travelport Adjusted EBITDA is disclosed so investors have the same tools as available to management when evaluating the results of Travelport. Travelport Adjusted EBITDA is defined as EBITDA adjusted to exclude items we believe potentially restrict our ability to assess the results of our underlying business. Travelport Adjusted EBITDA is a critical measure as it is required to calculate our key financial ratios under the covenants contained in our credit agreements. These ratios use a number which is broadly computed from Travelport Adjusted EBITDA for the last twelve months and consolidated net debt, as at the balance sheet date and are known as the Total Leverage Ratio and Senior Secured Leverage Ratio. Travelport is currently in compliance with all of its financial covenants. A breach of these covenants could result in a default under the senior secured credit agreement, second lien credit agreement and the indentures governing the notes.